EXECUTION COPY
Exhibit 4(d)7
EXTENSION AGREEMENT

March 14, 2014

Citibank, N.A., as Administrative Agent under the Credit Agreement referred to below

Citibank, N.A.
1615 Brett Road, Building III
New Castle, Delaware 19720

Ladies and Gentlemen:

Reference is made to (i) the Credit Agreement, dated as of March 9, 2012 (as supplemented by the Extension Agreement, dated as of March 1, 2013, the “Credit Agreement”), among Entergy Gulf States Louisiana, L.L.C., as the Borrower, the banks and other financial institutions party thereto as Lenders, Citibank, N.A., as Administrative Agent and as an LC Issuing Bank, JPMorgan Chase Bank, N.A., Wells Fargo Bank, National Association, Mizuho Bank, Ltd., The Bank of Nova Scotia, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Union Bank, N.A., as LC Issuing Banks, and the other LC Issuing Banks party thereto, and (ii) the Borrower’s request, dated January 27, 2014, for a one-year extension of the Termination Date to March 8, 2019 (the “Extension Request”). Unless otherwise indicated, capitalized terms used herein and not otherwise defined herein have the meanings given such terms in the Credit Agreement.

Solely in connection with the “Extension” (as defined in the Extension Request), each undersigned Lender agrees (i) to the “Extended Section 2.18 Dates” (as defined in the Extension Request and posted for the Lenders by the Administrative Agent on DebtDomain on or about February 6, 2014), and (ii) subject to the Administrative Agent’s receipt of the documents described in Section 2.18(c) of the Credit Agreement, to extend the Termination Date applicable to such Lender’s Commitment for one year to March 8, 2019, such extension to be effective on the Extension Date as specified in the Extended Section 2.18 Dates.

This Extension Agreement shall be construed in accordance with and governed by the law of the State of New York. Except as specifically provided above, (i) the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed in all respects by the parties hereto, and (ii) the execution and delivery of this Extension Agreement shall not operate as a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Documents, nor constitute a waiver of any provision of the Credit Agreement or any Loan Documents. This Extension Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

[Signature pages follow]

Extension Agreement (Entergy Gulf States Louisiana, L.L.C.)

JPMORGAN CHASE BANK, N.A.

By: ____/s/Bridget Killackey________
Name: Bridget Killackey
Title: Vice President

WELLS FARGO BANK, NATIONAL
ASSOCIATION

By: ____/s/ Nick Schmiesing________
Name: Nick Schmiesing
Title: Vice President

MIZUHO BANK, LTD.

By: ____/s/ Raymond Ventura________
Name: Raymond Ventura
Title: Deputy General Manager

THE BANK OF NOVA SCOTIA

By: ____/s/ Thane Rattew________
Name: Thane Rattew
Title: Managing Director

THE BANK OF TOKYO-MITSUBISHI

By: ____/s/ Chi-Cheng Chen________
Name: Chi-Cheng Chen
Title: Vice President

UNION BANK, N.A.

By: ____/s/ Dennis Blank________
Name: Dennis Blank
Title: Vice President

BARCLAYS BANK PLC

By: ____/s/ Noam Azachi________
Name: Noam Azachi
Title: Vice President

Goldman Sachs Bank USA

By: ____/s/ Mark Walton________
Name: Mark Walton
Title: Authorized Signatory

KEYBANK NATIONAL ASSOCIATION

By: ____/s/ Sukanya V. Raj______
Name: Sukanya V. Raj
Title: Senior Vice President

MORGAN STANLEY BANK, N.A.

By: ____/s/ Michael King________
Name: Michael King
Title: Authorized Signatory

THE ROYAL BANK OF SCOTLAND PLC

By: ____/s/ Tyler McCarthy_____
Name: Tyler McCarthy
Title: Director

BNP Paribas

By: ____/s/ Melissa Bailey_____
Name: Melissa Bailey
Title: Director

BNP Paribas
By: ____/s/ Roberto Impeduglia_
Name: Roberto Impeduglia
Title: Vice President

THE BANK OF NEW YORK MELLON

By: ____/s/ Hussam S. Alsahlani___
Name: Hussam S. Alsahlani
Title: Vice President

COBANK, ACB

By: ____/s/ William C. Gallagher________
Name: William C. Gallagher
Title: Vice President

BANK OF AMERICA, N.A.

By: ____/s/ Jerry Wells________
Name: Jerry Wells
Title: Vice President

Canadian Imperial Bank of Commerce, New York Branch

By: ____/s/ Anju Abraham_____
Name: Anju Abraham
Title: Authorized Signatory

By: ____/s/ Robert Casey_
Name: Robert Casey
Title: Authorized Signatory

Regions Bank

By: ____/s/ Scott Sarrat_____
Name: Scott Sarrat
Title: Senior Vice President

SUMITOMO MITSUI BANKING
CORPORATION

By: ____/s/ James D. Weinstein_____
Name: James D. Weinstein
Title: Managing Director

U.S. Bank National Association

By: ____/s/ Paul Morrison_____
Name: Paul Morrison
Title: SVP, Relationship Manager

SunTrust Bank

By: ____/s/ Andrew Johnson_____
Name: Andrew Johnson
Title: Director

AGREED AND ACCEPTED:

ENTERGY GULF STATES LOUISIANA, L.L.C.

By: ___/s/ Stacey M. Lousteau____
Name: Stacey M. Lousteau
Title: Assistant Treasurer

CITIBANK, N.A.,
as Administrative Agent, an LC Issuing Bank
and a Lender

By: __/s/ Shannon Sweeney________
Name: Shannon Sweeney
Title: Vice President